Exhibit 99.1

SONUS NETWORKS REPORTS

2010 THIRD QUARTER RESULTS

Westford, MA, November 2, 2010 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in next generation IP-based network solutions, today announced results for the quarter ended September 30, 2010.

Revenue for the third quarter of fiscal 2010 was $42.7 million, compared to $61.2 million in the second quarter of fiscal 2010 and $56.2 million for the third quarter of fiscal 2009.  The Company’s net loss on a GAAP basis for the third quarter of fiscal 2010 was $22.3 million, or $0.08 per share, compared to net income of $0.3 million, or $0.00 per diluted share, for the second quarter of fiscal 2010, and a net loss of $3.4 million, or $0.01 per share, for the third quarter of fiscal 2009.

“We are pleased with the customer growth we achieved during the third quarter across our entire product line.  The timing of revenue from several large orders negatively impacted our third quarter operating results but is not expected to negatively impact our results for the year,” said Raymond P. Dolan, President and Chief Executive Officer of Sonus.  “We continue to have a positive outlook ahead and remain focused on leveraging all of our product platforms to accelerate growth and profitability.”

2010 Guidance

The Company expects to achieve total revenue between $225 and $245 million for 2010.  For 2010, Non-GAAP gross margin is expected to be within the range of 58% to 62%, and total Non-GAAP operating expenses are expected to be in the range of $145 to $148 million.

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its third quarter 2010 results as well as certain forward-looking information today at 4:45 p.m. ET.

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To listen live via telephone:
Dial-in number: 800-743-4304
International Callers: +1 212-231-2900

To listen via internet:
Sonus Networks will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

-ends-

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next generation infrastructure and subscriber solutions.  With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include media and signaling gateways, policy/routing servers, session border controllers and subscriber feature servers.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of Sonus’ Annual Report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Wayne Pastore	Fran Murphy
978-614-8291	978-614-8148
wpastore@sonusnet.com	fmurphy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Revenue:
Product	$19,391	$36,796	$33,544
Service	23,348	24,385	22,621
Total revenue	42,739	61,181	56,165

Cost of revenue:
Product	7,231	10,826	10,160
Service	11,730	11,842	10,755
Total cost of revenue	18,961	22,668	20,915

Gross profit	23,778	38,513	35,250

Gross profit %
Product	62.7%	70.6%	69.7%
Service	49.8%	51.4%	52.5%
Total gross profit %	55.6%	62.9%	62.8%

Operating expenses:
Research and development	16,226	15,106	14,141
Sales and marketing	11,836	12,392	11,527
General and administrative	17,157	10,971	11,578
Restructuring	1,114	—	1,533
Total operating expenses	46,333	38,469	38,779

Income (loss) from operations	(22,555)	44	(3,529)
Interest expense	(10)	(30)	(23)
Interest income	439	466	787
Other income, net	1	1	12

Income (loss) before income taxes	(22,125)	481	(2,753)
Income tax provision	(153)	(170)	(644)

Net income (loss)	$(22,278)	$311	$(3,397)

Earnings (loss) per share:
Basic	$(0.08)	$—	$(0.01)
Diluted	$(0.08)	$—	$(0.01)

Shares used to compute earnings (loss) per share:
Basic	275,412	275,051	273,907
Diluted	275,412	276,314	273,907

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2010	2009
Revenue:
Product	$92,465	$89,267
Service	73,863	69,517
Total revenue	166,328	158,784

Cost of revenue:
Product	30,358	27,041
Service	35,501	32,986
Total cost of revenue	65,859	60,027

Gross profit	100,469	98,757

Gross profit %
Product	67.2%	69.7%
Service	51.9%	52.6%
Total gross profit %	60.4%	62.2%

Operating expenses:
Research and development	46,272	45,995
Sales and marketing	37,822	36,018
General and administrative	38,272	32,259
Restructuring	1,114	3,510
Total operating expenses	123,480	117,782

Loss from operations	(23,011)	(19,025)
Interest expense	(53)	(94)
Interest income	1,420	3,513
Other income, net	12	24

Loss before income taxes	(21,632)	(15,582)
Income tax benefit (provision)	(469)	341

Net loss	$(22,101)	$(15,241)

Loss per share:
Basic	$(0.08)	$(0.06)
Diluted	$(0.08)	$(0.06)

Shares used to compute loss per share:
Basic	275,107	273,518
Diluted	275,107	273,518

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$81,245	$125,323
Marketable securities	247,908	239,223
Accounts receivable, net	34,710	47,998
Inventory, net	26,982	21,925
Deferred income taxes	650	562
Other current assets	19,657	17,508
Total current assets	411,152	452,539

Property and equipment, net	16,588	14,646
Intangible assets, net	1,928	341
Goodwill	5,056	5,053
Investments	84,314	49,598
Deferred income taxes	960	711
Other assets	22,427	17,849
	$542,425	$540,737

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,040	$5,337
Accrued expenses	24,126	19,292
Current portion of deferred revenue	56,014	74,748
Current portion of long-term liabilities	492	753
Total current liabilities	99,672	100,130

Deferred revenue	35,818	25,242
Long-term liabilities	911	1,127
Total liabilities	136,401	126,499

Commitments and contingencies

Stockholders equity:
Common stock	279	277
Additional paid-in capital	1,299,983	1,286,326
Accumulated deficit	(900,911)	(878,810)
Accumulated other comprehensive income	6,940	6,712
Treasury stock	(267)	(267)
Total stockholders’ equity	406,024	414,238
	$542,425	$540,737

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(22,101)	$(15,241)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	8,134	7,497
Amortization of intangible assets	413	184
Stock-based compensation	12,410	9,889
Loss on disposal of property and equipment	81	173
Deferred income taxes	60	(137)
Changes in operating assets and liabilities:
Accounts receivable	13,471	41,600
Inventory	(10,360)	(4,217)
Other operating assets	1,484	(7,516)
Accounts payable	12,704	(3,212)
Accrued expenses	4,477	(12,999)
Accrued litigation settlements	—	(9,600)
Deferred revenue	(8,347)	4,240
Net cash provided by operating activities	12,426	10,661

Cash flows from investing activities:
Purchases of property and equipment	(9,193)	(4,813)
Purchase of intangible assets	(2,000)	—
Purchases of marketable securities	(283,461)	(179,416)
Sale/maturities of marketable securities	236,698	228,979
Net cash provided by (used in) investing activities	(57,956)	44,750

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	1,353	1,119
Proceeds from exercise of stock options	327	32
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(572)	(531)
Principal payments of capital lease obligations	(194)	(189)
Net cash provided by financing activities	914	431

Effect of exchange rate changes on cash and cash equivalents	538	856

Net increase (decrease) in cash and cash equivalents	(44,078)	56,698
Cash and cash equivalents, beginning of year	125,323	122,207
Cash and cash equivalents, end of period	$81,245	$178,905

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Stock-based compensation
Cost of revenue - product	$105	$89	$67	$265	$298
Cost of revenue - service	396	404	483	1,219	1,335
Cost of revenue	501	493	550	1,484	1,633

Research and development expense	617	665	774	1,888	2,643
Sales and marketing expense	647	688	885	2,064	3,419
General and administrative expense	4,947	1,366	930	6,974	2,194
Operating expense	6,211	2,719	2,589	10,926	8,256

Total stock-based compensation	$6,712	$3,212	$3,139	$12,410	$9,889

Amortization of intangible assets
Cost of revenue - product	$37	$38	$40	$113	$184
Research and development	100	100	—	300	—
Total amortization of intangible assets	$137	$138	$40	$413	$184